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                                                               Exhibit 23(h)(vi)

                          streetTRACKS(R) Series Trust
                               225 Franklin Street
                                Boston, MA 02110

State Street Bank and Trust Company
One Federal Street, 9th Floor
Boston, MA 02110

Ladies and Gentlemen:

     Reference is made to the Administration Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of streetTRACKS(R) Series Trust, the SPDR(R) O-Strip ETF (the "New Portfolio").

     In accordance with the Additional Portfolios provision of Section 1 of the Agreement, we request that you act as Administrator with respect to the New Portfolio.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Sincerely,

                                        streetTRACKS(R) Series Trust


                                        By: /s/ Agustin Fleites
                                            ------------------------------------
                                            Agustin Fleites, President


                                        Accepted:

                                        State Street Bank and Trust Company


                                        By: /s/ Karen Gillogly
                                            ------------------------------------

As of August 30, 2004